STRADLEY, RONON, STEVENS & YOUNG
2600 One Commerce Square
Philadelphia, PA 19103

November 17, 1995

The Brinson Funds
209 South LaSalle Street
Chicago, IL 60604-1295

Gentleman:

You have informed us that The Brinson Funds, a Delaware business trust (the "Fund"), intends to file with the United States Securities and Exchange Commission (the "SEC") a post-effective amendment to its registration statement under the Securities Act of 1933, as amended (the "1933"), registering the below-described shares of beneficial interest of the following classes under the 1933 Act:

Title of Class                     Number of Shares

Brinson Global Fund                24,529,845
Brinson Global Equity Fund         919,963
Brinson Global Bond Fund           900,090
Brinson U.S. Balanced Fund         18,703,242
Brinson U.S. Equity Fund           17,692,308
Brinson Non-U.S. Equity Fund       21,246,459

We serve as legal counsel to the Fund and, as such, have reviewed the Certificate of Trust, Agreement and Declaration of Trust, its Bylaws, the registration statement it has filed with the SEC under the Investment Company Act of 1940 and the 1933 Act, and such minutes of the trust proceedings and other documents as we deem material to our opinion. Based on the foregoing, we are of the opinion that the shares described in the first paragraph of this letter, when issued in accordance with the Fund's relevant prospectuses, will be fully-paid,non-assessable and legally issued shares of beneficial interest of the Fund.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the amendment to the Fund's registration statement under the 1933 Act, and to the reference to us in the prospectus of the Fund as legal counsel who have passed upon the legality of the offering of such shares of beneficial interest. We also consent to the filing of this opinion with the securities regulatory agencies of any states or other jurisdictions in which the shares of beneficial interest of the Fund are offered for sale.

Very truly yours,
STRADLEY, RONON, STEVENS & YOUNG



By:
     Bruce G. Leto, Partner